CONAGRA FOODS WILL RESTATE FINANCIALS BASED ON
                        AUDIT COMMITTEE INVESTIGATION OF
                               ITS UAP SUBSIDIARY


         Omaha, Neb. May 23 - ConAgra Foods, Inc. (NYSE:CAG) today announced that accounting and conduct matters at its United Agri Products Companies (UAP) subsidiary during fiscal years 1999 and 2000 will result in the restatement of the Company's financial results for those years. Certain accounting adjustments will also result in a restatement for fiscal 1998. The restatement will reduce revenues and earnings in fiscal years 1998, 1999 and 2000, and will increase revenues and earnings in fiscal 2001. UAP, which distributes seed, fertilizer and agricultural chemicals to agricultural growers, is one of three businesses in ConAgra Foods' agricultural products reporting segment and represented approximately 9% of ConAgra Foods' operating profit for the fiscal years 1998, 1999 and 2000.

         The restatement is based upon the preliminary results of an investigation undertaken by ConAgra Foods and the Audit Committee of its Board of Directors. That investigation, and an informal inquiry by the staff of the Securities and Exchange Commission, are continuing.

         ConAgra Foods presently estimates the following financial statement effect of the restatement, excluding restructuring and other non-recurring items in fiscal 1998, 1999 and 2000:

     * for fiscal 1998, revenues will be reduced from $24,271 million to $24,192 million, profit before tax will be reduced from $1,041 million to $1,014 million and fully-diluted earnings will be reduced from $1.35 per share to $1.32 per share;
     * for fiscal 1999, revenues will be reduced from $25,020 million to $24,924 million, profit before tax will be reduced from $1,123 million to $1,086 million and fully-diluted earnings will be reduced from $1.46 per share to $1.41 per share;
     * for fiscal 2000, revenues will be reduced from $25,805 million to $25,631 million, profit before tax will be reduced from $1,288 million to $1,229 million and fully-diluted earnings will be reduced from $1.67 per share to $1.60 per share; and
     * for fiscal 2001, revenues will be increased by $350 million, profit before tax will be increased by $127 million and fully-diluted earnings will be increased by $.15 per share .

         These are the Company's estimates and final audited numbers will be available when the Company announces total company results for fiscal year ended May 27, 2001, expected at the end of June 2001. Following June 2001, revised financial statements for fiscal 1998, 1999 and 2000 and related auditors reports will be issued.

         Bruce Rohde, ConAgra Foods' Chairman and CEO, stated: "Certain matters were discovered that warranted an investigation into several accounting practices at UAP. Our preliminary findings indicate that certain conduct at UAP circumvented generally accepted accounting practices and violated ConAgra Foods' corporate policy. Those actions will not be tolerated. I have directed that the control systems at UAP be strengthened and that we take additional actions, as appropriate, including personnel changes to deal with circumstances requiring corrective measures. These actions have the full support of our Board of Directors."

         Background. In November 2000, the Audit Committee of the Board of Directors of ConAgra Foods commissioned an investigation of accounting matters at UAP. The Audit Committee engaged an outside law firm, and they in turn obtained the assistance of forensic accountants, to perform the investigation. Prior to this, the Company had commenced a review of UAP revenue recognition practices and subsequent to that, received an informal inquiry from the staff of the SEC regarding UAP accounting matters.

         The investigation has identified improper accounting practices that have financial statement impact in three areas:

     1. Revenue recognition for deferred delivery sales and associated vendor rebates
     2.  Recognition of advance rebate income
     3.  Accruals for bad debt reserves

         In addition, an error was identified relating to consolidation of intercompany sales during fiscal 1998. The investigation is continuing, but the Company believes that all matters having a material financial statement impact have been identified.

         Item 1. Revenue Recognition for Deferred Delivery Sales. After reviewing the results of the investigation, the Company has determined that UAP improperly recorded revenues on deferred delivery sales transactions. The investigation identified sales contracts for fiscal 1999 and 2000 that were not considered binding on the customer as well as instances of fictitious sales contracts at various UAP locations. Further, the investigation identified noncompliance for fiscal 1998, 1999 and 2000 with certain accounting requirements for deferred delivery transactions in other sales contracts. Accordingly, ConAgra Foods will revise its reporting of deferred delivery sales transactions for fiscal 1998, 1999 and 2000 so that such revenue is reported upon transfer of title and shipment of the products. As a result of these circumstances, associated vendor rebate income was also incorrectly accrued.

         ConAgra Foods also reviewed the estimating process used by UAP in the recognition of vendor rebates on a quarterly basis. The review indicated that UAP used inconsistent estimating processes on a quarterly and annual basis. As part of the restatement, ConAgra Foods will adopt a consistent quarterly estimating process for the recognition of UAP vendor rebates. The impact of the new process will result in a larger portion of vendor rebates being recognized later in the UAP fiscal year.

         These revenue recognition matters are expected to have the following financial statement impact:

     * for fiscal 1998, revenue will be reduced by $79 million and profit before tax will be reduced by $22 million;
     * for fiscal 1999, revenue will be reduced by $84 million and profit before tax will be reduced by $7 million;
     * for fiscal 2000, revenue will be reduced by $162 million and profit before tax will be reduced by $30 million; and
     * for fiscal 2001, revenue will be increased by $326 million, and profit before tax will be increased by $63 million.

         In light of the preliminary results of the investigation, and in order to avoid future compliance issues with deferred delivery accounting requirements, ConAgra Foods is adopting a change in its accounting practices. Effective with fiscal year 2001, UAP will book revenue for all sales transactions upon transfer of title and shipment of the product.

         Item 2. Recognition of Advance Rebate Income. The investigation identified instances in which UAP prematurely recognized certain rebate payments as income in the fiscal year in which they were received, rather than the fiscal year in which they were earned. As a result, the Company is making an adjustment for recognition of advance rebate income which is expected to have the following financial statement impact:

     * for fiscal 1999, revenue and profit before tax will be reduced by $12 million;
     * for fiscal 2000, revenue and profit before tax will be reduced by $12 million; and
     * for fiscal 2001, revenue and profit before tax will be increased by $24 million.

         Item 3. Accruals for Bad Debt Reserves. The investigation indicated that UAP accrued insufficient bad debt reserves in fiscal 1998, 1999 and 2000. UAP substantially increased the write-off of its accounts receivable and increased its bad debt reserves during fiscal 2001. The investigation indicated that certain of the increased write-offs in fiscal 2001 should have been taken in prior fiscal years and, accordingly, adjustments will be made as part of the restatement. ConAgra Foods believes the UAP reserves recorded are now adequate.

         The Company's preliminary estimate of the financial statement impact of changes in the bad debt accruals is:

     * for fiscal 1998, expenses will be increased and profit before tax will be reduced by $5 million;
     * for fiscal 1999, expenses will be increased and profit before tax will be reduced by $18 million;
     * for fiscal 2000, expenses will be increased and profit before tax will be reduced by $17 million; and
     * for fiscal 2001, expenses will be reduced and profit before tax will be increased by $40 million.

         Mr. Rohde commented: "We have shared the preliminary results of the Audit Committee's investigation with the SEC staff and we are fully cooperating with them. We cannot predict how long the SEC inquiry will continue or its outcome, but appropriate corrective actions are under way and more will be taken. We have addressed the major financial issues at our UAP subsidiary and look forward to focusing and improving the fundamentals of this business unit."

         The company has posted question and answer information relating to this release at http://www.conagrafoods.com/investors.

         ConAgra Foods is North America's largest foodservice manufacturer and second largest retail food supplier, with annualized sales of approximately $27 billion.

         This news release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements in this release include without limitation statements addressing the following subjects: projected changes in financial results and results of the investigation by the Audit Committee and the inquiry by the Securities and Exchange Commission.

         Future economic circumstances, industry conditions, company performance and financial results and/or regulatory factors affecting the Company's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. The statements are based on many assumptions and factors described in the Company's reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.